UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007

GTx, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 31, 2007, the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) approved, based upon the recommendation of the Compensation Committee of the Board, annual base salaries for 2008 for the Company’s “named executive officers” (as defined under applicable securities laws) in the amounts as set forth in the table below.

		2008 Annual Salary
Named Executive Officer	Title	($)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board of Directors	468,563
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	283,889
Marc S. Hanover	President and Chief Operating Officer	325,625
James T. Dalton	Vice President, Preclinical Research and Development	311,879
Henry P. Doggrell	Vice President, General Counsel and Secretary	286,934
     On October 31, 2007, the Board also approved, based upon the recommendation of the Compensation Committee of the Board, increases in the target bonuses under the Company’s Executive Bonus Compensation Plan (the “Bonus Plan”) for Mitchell S. Steiner and Marc S. Hanover. For 2008 and thereafter, Dr. Steiner will be eligible under the Bonus Plan to receive a bonus of between 0% and 50% of his annual base salary, and Mr. Hanover will be eligible to receive a bonus of between 0% and 45% of his annual base salary. Vice Presidents will continue to be eligible to receive a bonus of between 0% and 30% of their respective annual base salaries.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: November 6, 2007	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel/Secretary